UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2025

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

The following dilution information is provided on this Form 8-K for purposes of incorporation by reference into our outstanding registration statements:

DILUTION

If you invest in our common stock at current market prices, your ownership interest will be diluted to the extent of the difference between the price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of March 31, 2025, our net tangible book value was $(15.8) million, or $(1.71) per share of our common stock, based upon 9,268,632 shares of common stock outstanding as of that date. After giving further effect to the issuance of 1,748,666 shares of common stock in April 2025, our pro forma net tangible book value as of March 31,2025 was $(15.84) million or $(1.44) per share based on 11,017,298 shares outstanding on an adjusted basis. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of common stock immediately after this offering.

After giving effect to the pro forma adjustments above and our receipt of $1.2 million of estimated net proceeds (after deducting commissions and estimated offering expenses payable by us) from our sale of 4,333,333 shares of common stock in our current at the market offering at an assumed offering price of $0.30 per share (the last reported sale price of our common stock on the NYSE American on May 14, 2025), our pro forma as adjusted net tangible book value as of March 31, 2025 would have been $(14.6) million, or $(0.95) per share. This amount would represent an immediate increase in net tangible book value of $0.49 per share of our common stock to existing stockholders and an immediate and substantial dilution in net tangible book value of $(1.25) per share of our common stock to new investors purchasing shares of common stock at the assumed public offering price.

The following table illustrates this hypothetical dilution on a per share basis:

Assumed public offering price per share	$0.30
Historical net tangible book value per share as of March 31, 2025	$(1.71)
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$0.27
Pro forma net tangible book value per share as of March 31, 2025	$(1.44)
Increase in pro forma net tangible book value per share as of March 31, 2025	$0.49
Pro forma as adjusted net tangible book value per share as of March 31, 2025	$(0.95)
Dilution per share to new investors	$(1.25)

The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of any offering in which an investor participates, and will also be affected by any securities sold by us or selling stockholders, if any, in other offerings. An increase of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.30 per share shown in the table above, assuming common stock in the aggregate amount of 3,250,000 shares is sold at that price, would increase our pro forma as adjusted net tangible book value per share after our at the market offering to $(1.03) per share and would increase the dilution in net tangible book value per share to new investors to $(1.43) per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.10 per share in the price at which the shares are sold from the assumed offering price of $0.30 per share shown in the table above, assuming common stock in the aggregate amount of 6,500,000 shares is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the at the market offering to $(0.84) per share and would decrease the dilution in net tangible book value per share to new investors of $(1.04) per share, after deducting commissions and estimated aggregate offering expenses payable by us.

The foregoing table assumes for illustrative purposes that an aggregate of 4,333,333 shares of our common stock are sold at a price of $0.30 per share, the last reported sale price of our common stock on the NYSE American on May 14, 2025, for aggregate gross proceeds of $1,300,000. The shares sold in our at the market offering will be sold from time to time at various prices. The foregoing table also excludes the following as of that date:

•	1,641,184 shares of our common stock issuable upon the exercise of outstanding options under our equity incentive plans as of March 31 2025 at a weighted average exercise price of $1.29 per share;

•	525,000 shares of our common stock issuable upon the exercise of non-plan options issued as of March 31 2025 at a weighted average exercise price of $0.76 per share;

•	33,335 shares of our common stock issuable upon restricted stock awards as of March 31 2025;

•
17,385,613 shares of common stock reserved for issuance under outstanding warrants as of March 31, 2025 with a weighted average exercise price of $2.20 per share, of which 1,425,000 shares of common stock are reserved for issuance under pre-funded September 2024 Series I warrants with no exercise price; and

•	880,365 additional shares of common stock reserved for future issuance under our equity incentive plans as of March 31, 2025.

To the extent that any outstanding stock options or warrants are exercised, preferred stock is converted, new stock options or warrants are issued, or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date:	May 30, 2025	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer